UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2008 (July 25, 2008)

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GLENROSE INSTRUMENTS INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-51645 (Commission file no.)	20-3521719 (I.R.S. Employer Identification No.)
GlenRose Instruments Inc. 45 First Avenue Waltham, MA 02451 (Address of principal executive offices)

Registrant’s telephone number, including area code: (781) 622-1120
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

On July 25, 2008, GlenRose Instruments Inc. (the “Company”) entered into subscription agreements (the “Agreements”) with four (4) investors (the “Investors”) for the sale of Convertible Debentures (the “Debentures”) in the aggregate principal amount of $14,875,000. The Investors included John N. Hatsopoulos, the Company’s Chairman of the Board, Arvin H. Smith, the Company’s President and Chief Executive Officer, and Philip Frost M.D., a holder of more than 10% of the outstanding equity securities of the Company immediately prior to the sale of the Debentures, who subscribed for $2,875,000 of Debentures by forgiving existing promissory notes of the Company in exchange for Debentures.

The Debentures bear interest at 4%, payable quarterly in cash, and mature on July 25, 2013. The Debentures will be convertible at the option of the holder at any time into shares of common stock at an initial conversion price equal to $7.00. The Company has the option to call at par any or all of the Debentures if the Company’s shares of common stock issuable upon conversion of the Debentures are registered under the Securities Act of 1933 and are listed for trading in the U.S. on a U.S. national securities exchange and the average closing bid price per share of the Company’s common stock as reported on such exchange is $14.00 per share for a period of twenty trading days out of thirty trading days preceding the date of the redemption notice.

In connection with the Debentures, each Investor entered into investor rights agreements pursuant to which the Company agreed to use reasonable efforts to file a registration statement covering the shares of common stock issuable upon conversion of the Debentures within 120 days after the Company’s common stock first becomes quoted on the Over-The Counter Bulletin Board or listed on U.S. national exchange or upon the written request of the holders of Debentures who beneficially own Debentures in the principal amount of at least $6,000,000 or 857,143 shares of the Company’s common stock. The conversion price of the Debentures is subject to customary adjustment provisions for stock splits, stock dividends, recapitalizations and the like. The full principal amount of the Debentures is due upon default under the terms of Debentures.
Ladenburg Thalman & Co., Inc., a registered broker-dealer, acted as placement agent on a best efforts basis for the sale of the Company’s Debentures. In connection with the closing described above, the Company paid the placement agent a cash fee of $600,000.

The securities were offered and sold to the Investors in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated thereunder. The Investors are all accredited investors as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

The summary of the transaction set forth above does not purport to be complete. This summary is qualified in its entirety by reference to the full text of the form of Debenture attached as Exhibit 4.1, the Subscription Agreement attached as Exhibit 10.1, and the Investor Rights Agreement attached as Exhibit 10.2.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits. The following exhibits are filed with this report:

Exhibit No.	Description of Exhibit

4.1	Form of 4% Convertible Debenture Due 2013, dated July 25, 2008, entered into between the Company and each of the Investors.

10.1	Form of Subscription Agreement, dated July 25, 2008, entered into between the Company and each of the Investors.

10.2	Form of Investor Rights Agreement, dated July 25, 2008, entered into between the Company and each of the Investors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 29, 2008	GLENROSE INSTRUMENTS INC.

	By:	/s/ Anthony S. Loumidis
Anthony S. Loumidis, Chief Financial Officer